UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 24, 2017

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On October 27, 2017, the Federal Home Loan Bank of Boston’s (the Bank’s) board of directors (the Board) declared certain individuals elected, or deemed elected, in the Bank’s 2017 election of directors (the Annual Director Election), each with a term to begin January 1, 2018 and end December 31, 2021. The Board is constituted of member and independent directors who are elected by the Bank’s members, as discussed under Item 10- Directors, Executive Officers, and Corporate Governance of the Bank’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2017 (the 2016 Annual Report).

The Board declared the following individuals elected as member directors (the Member Directors-elect):

•
Donna L. Boulanger, president and chief executive officer of North Brookfield Savings Bank, North Brookfield, Massachusetts, an incumbent director currently serving as vice chair of the Board’s Governance/Government Relations Committee and as a member of its Finance and Housing and Community Development Committees. Ms. Boulanger was re-elected to fill a member directorship designated for the Commonwealth of Massachusetts;

•
John W. McGeorge, chairman of the board of Needham Bank, Needham, Massachusetts, an incumbent director currently chairing the Board’s Human Resources and Compensation Committee and serving on its Executive and Governance/Government Relations Committees. Mr. McGeorge was re-elected to fill a member directorship designated for the Commonwealth of Massachusetts; and

•
Martin J. Geitz, president and chief executive officer of The Simsbury Bank & Trust Company, Simsbury, Connecticut, an incumbent director currently chairing the Board’s Risk Committee and serving on its Executive, Governance/Government Relations and Human Resources and Compensation Committees. Mr. Geitz was re-elected to fill a member directorship designated for the State of Connecticut.

These elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations (the Applicable Regulations) of the Federal Housing Finance Agency (FHFA), the Bank’s principal regulator. For a description of the Bank’s director election process, see Item 10 - Directors, Executive Officers, and Corporate Governance of the 2016 Annual Report.

Since Ms. Boulanger and Mr. McGeorge were the only nominees for the Massachusetts member directorships and Mr. Geitz was the only nominee for the Connecticut member directorship, the Bank issued a Current Report on Form 8-K on September 8, 2017 (after the nomination period closed), announcing that Ms. Boulanger, Mr. McGeorge and Mr. Geitz had been “deemed” elected, as provided in the Applicable Regulations.

In addition to the Member Directors-elect, after reviewing the results of the independent director election, the Board declared the following individual re-elected as independent director (together with the Member Directors-elect, the Directors-elect), with a term to begin January 1, 2018 and end December 31, 2021:

•
Cornelius K. Hurley, Jr., Professor of the Practice of Banking Law at Boston University, former director of the Boston University Center for Finance, Law & Policy, and Executive Director of the Online Lending Policy Institute, Inc. Professor Hurley is an incumbent director currently serving as chair of the Board’s Ad Hoc Remediation Committee, vice chair of the Board’s Finance Committee and serving on its Executive and Risk Committees.

The Board has not yet determined on which committees the Directors-elect will serve in 2018.

Pursuant to the Applicable Regulations, the Bank’s member directors, including the Member Directors-elect, serve as officers or directors of Bank members. The Bank is a cooperative and conducts business primarily with its members, which are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and the Applicable Regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•	extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•	purchasing short- and long-term investments, at market rates, from such members or their affiliates;

•	entering into interest-rate-exchange agreements with such members or their affiliates as counterparties; and

•	providing affordable housing benefits in conjunction with such members, or affiliates of such members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 — Certain Relationships and Related Transactions, and Director Independence of the 2016 Annual Report.

The 2018 Director Compensation Policy

On October 27, 2017, the Board approved the 2018 Director Compensation Policy (the 2018 Director Compensation Policy), pursuant to which the Bank expects to compensate its directors for 2018, including the Directors-elect.

Summary. The 2018 Director Compensation Policy provides for fees paid for attendance at board and committee meetings and retainers paid in arrears at the end of each quarter. The policy provides for maximums on total director compensation and potential reduction based on attendance and performance.

Attendance Fees. The following table sets forth the attendance fees.

	Per Board Meeting	Per Committee Meeting	Telephonic Attendance	Maximum Attendance Fees
Chair	$11,500	$2,500	$1,500	$91,500
Vice Chair and Committee Chairs	$9,500	$2,500	$1,500	$76,500
Other Directors	$8,500	$2,500	$1,500	$71,500

Quarterly Retainers. The following table sets forth the quarterly retainers.

	Quarterly Retainer	Annual Retainer
Chair	$10,250	$41,000
Vice Chair and Committee Chairs	$9,000	$36,000
Other Directors	$7,750	$31,000

Maximum Compensation. The following table sets forth maximum director compensation.

	Maximum Attendance Fees	Maximum Retainer	Total Maximum Compensation
Chair	$91,500	$41,000	$132,500
Vice Chair and Committee Chairs	$76,500	$36,000	$112,500
Other Directors	$71,500	$31,000	$102,500

The Bank will also pay/reimburse directors for reasonable expenses related to the directors’ attendance at Board meetings.

Reduction in Compensation Based on Attendance and Performance. The Board may vote to reduce or eliminate a director’s final quarterly retainer payment if (i) the director has not attended at least 75% of all regular and special meetings of the Board and the committees on which the director served during the year, or (ii) the Board determines the director has consistently demonstrated a lack of engagement and participation in meetings attended.

The foregoing description of the 2018 Director Compensation Policy is qualified in its entirety by reference to the copy of the 2018 Director Compensation Policy included herein as Exhibit 10.1 and incorporated herein by reference.

Directors are entitled to participate in the Bank's nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Director Election was conducted by mail. No in-person meeting of the members was held in connection with the Annual Director Election. On October 24, 2017, the day after the ballot receipt deadline, the Bank tallied the preliminary voting results for the Annual Director Election, which the Board declared final as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's two letters to its members dated October 27, 2017 attached as Exhibits 99.1 and 99.2 to this Current Report.

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The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Numbers:
10.1: 2018 Director Compensation Policy
99.1: Letter to members reporting member director election results dated October 27, 2017
99.2: Letter to members reporting independent director election results dated October 27, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 27, 2017	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer